UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2014
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

Dealer Manager Agreement

On July 8, 2014, Jones Lang LaSalle Income Property Trust, Inc. (the "Company") entered into a dealer manager agreement (the “Dealer Manager Agreement”) with LaSalle Investment Management Distributors, LLC (“Dealer Manager”), a registered broker-dealer and an affiliate of the Advisor. The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s Class A common stock, $0.01 par value per share (“Class A Shares”) and Class M common stock, $0.01 par value per share (“Class M Shares”), and at such time as they become registered with the U. S. Securities and Exchange Commission and available for distribution, Class A-I common stock, $0.01 par value per share (“Class A-I Shares”) and Class M-I common stock, $0.01 par value per share (the “Class M-I Shares,” and collectively with the Class A Shares, Class M Shares and the Class A-I Shares, the “Shares”) in the Company’s continuous public offering (the “Public Offering”).

Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager will solicit, or cause to be solicited, purchasers of Shares on a “best efforts” basis in the Public Offering. The Dealer Manager Agreement authorizes the Dealer Manager to retain other registered broker-dealers (“Participating Broker-Dealers”) who are members in good standing of the Financial Industry Regulatory Authority, Inc. for the purpose of soliciting offers for the purchase of shares in the Public Offering pursuant to a Participating Dealer Agreement.

The Company will pay the Dealer Manager selling commissions of up to (1) 3.5% of the total price per Class A Share sold in the Public Offering and (2) 1.5% of the total price per share per Class A-I Share sold in the Public Offering, unless in either case a reduced amount is agreed to. In each case, all or a portion of the selling commissions may be re-allowed to Participating Broker-Dealers. The Company will not pay the Dealer Manager any selling commissions with respect to the sale of any Class M, Class M-I Shares or Shares pursuant to the Company’s distribution reinvestment plan. The Company will also pay to the Dealer Manager a distribution fee (“Distribution Fee”) that is calculated each day with respect to the Company’s Class A shares only equal to 1/365th of 0.50% of the Company’s net asset value (“NAV”) per share allocable to the Class A shares sold during the term of this Agreement that remain outstanding on such day, unless the Dealer Manager notifies the Company that it has elected to waive a portion of the fee for any given period, in which event the agreed upon lesser amount shall be payable. The Company will also pay the Dealer Manager a dealer manager fee (“Dealer Manager Fee”) calculated daily on a continuous basis from year to year equal to 1/365th of (i) 0.55% of the Company’s NAV for each outstanding Class A shares for such day, (ii) 0.30% of the Company’s NAV for each outstanding Class A-I shares for such day, (iii) effective as of June 1, 2014, 0.30% of the Company’s NAV for each outstanding Class M shares for such day, and (iv) 0.05% of the Company’s NAV for each outstanding Class M-I shares for such day; in each case the foregoing amounts shall be payable unless the Dealer Manager notifies the Company that it has elected to waive a portion of the Dealer Manager Fee for any given period, in which event the agreed upon lesser Dealer Manager Fee shall be payable. The Dealer Manager may reallow a portion of the Dealer Manager Fee to Participating Broker-Dealers that meet certain thresholds of shares of the Company’s common stock under management and certain other metrics. The Company will also reimburse the Dealer Manager for certain costs and expenses incurred by the Dealer Manager in connection with the Public Offering.

The Company or the Dealer Manager may terminate the Dealer Manager Agreement on 60 days’ written notice to the other party or immediately upon notice to the other party in the event that the other party fails to comply with any material provision of the Dealer Manager Agreement.

The foregoing summary of the terms of the Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

On July 8, 2014, the Company filed Articles of Amendment ("Articles Amendment") with the State Department of Assessments and Taxation of Maryland. The Articles Amendment amended the name and designation of “Class I-A Common Shares”, “Class I-M Common Shares” and “Class I Common Shares” to “Class A-I Common Shares”, “Class M-I” Common Shares” and “Class D Common Shares”, respectively.

The foregoing summary of the terms of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Dealer Manager Agreement between Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of July 8, 2014

3.1	Articles of Amendment to the Charter of Jones Lang LaSalle Income Property Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. Allan Swaringen
C. Allan Swaringen
President, Chief Executive Officer

Date: July 9, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Dealer Manager Agreement between Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of July 8, 2014

3.1	Articles of Amendment to the Charter of Jones Lang LaSalle Income Property Trust, Inc.